EXHIBIT 1

             AGREEMENT dated as of November 1, 1996 by and among Donald A. Yacktman ("Yacktman"), Yacktman Asset Management Co., an Illinois corporation ("Yacktman Asset Management") and The Yacktman Fund, Inc., a Maryland corporation (the "Yacktman Fund").

             WHEREAS, in accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934 (the "Act"), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to
   Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

             NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

             Each of Yacktman, Yacktman Asset Management and the Yacktman Fund does hereby agree, in accordance with Rule 13d-1(f) under the Act, to file one Statement on Schedule 13D relating to their ownership of the Class A Common Stock of Barefoot, Inc., and does hereby further agree that said Statement shall be filed on behalf of each of Yacktman, Yacktman Asset Management and the Yacktman Fund. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Barefoot, Inc.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   YACKTMAN ASSET MANAGEMENT CO.


                                   By:/s/ Donald A. Yacktman
                                        Donald A. Yacktman, President



                                   /s/ Donald A. Yacktman
                                   Donald A. Yacktman


                                   THE YACKTMAN FUND, INC.



                                   By:/s/ Donald A. Yacktman
                                        Donald A. Yacktman, President